Exhibit 10.18

AMENDMENT ONE TO
EMPLOYMENT AGREEMENT
DATED APRIL 1, 2003

This Amended Agreement amends that certain Employment Agreement (“Agreement”) dated April 1, 2003 by and between Alliance Bank, N.A. as employer and John W. Wilson as employee.

Paragraph 2. of the Agreement is hereby amended to replace the date “December 31, 2004” with the new date of May 7, 2004 (“Termination Date”).

The Termination Date shall apply to all provisions of the Agreement except Section 6.a., Section 6.b. and Section 6.d. as it applies to Sections 6.a. and 6.b.

This Amended Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amended Agreement on May 4, 2004

Alliance Bank N.A.

By: /s/ Jack H. Webb ITS: President & C.E.O.

/s/ John H. Wilson Employee